SUBORDINATED PROMISSORY NOTE
                          ----------------------------


$37,500,000.00           January, 3, 1997             Ogden, Utah



     1.   FOR VALUE RECEIVED, VALHI, INC., a Delaware corporation
(`Borrower''), promises to pay to Snake River Sugar Company, an Oregon cooperative (`Lender'') at Lender's office at 525 Good Avenue, Nyssa, Oregon, 97913, or at such other place as Lender from time to time may designate, the principal sum of Thirty-seven Million Five Hundred Thousand Dollars ($37,500,000.00), plus interest as specified in this promissory note (the `Note'').

     2. This Note is secured by a pledge of the collateral described in a Pledge Agreement dated as of the date of this Note (the `Pledge Agreement'').

     3. The principal sum outstanding from time to time under this Note shall bear interest at a rate equal to 9% per annum. Accrued interest shall be payable in arrears on the last day of each calendar month commencing January 31, 1997. Notwithstanding the foregoing, if any interest is not paid in full when due, then interest shall be computed by compounding such unpaid interest monthly from the date such unpaid interest was due until such unpaid interest is paid in full.

     4. All principal and all accrued and unpaid interest shall be due and payable on January 3, 2027. Notwithstanding the foregoing, if Borrower directly or indirectly (through its wholly owned subsidiary, Amcorp, Inc. (`Amcorp'') or through Amcorp's wholly owned subsidiary, The Amalgamated Sugar Company (`Amalgamated'')), receives the proceeds, as a result of redemption by The Amalgamated Sugar Company LLC, a Delaware limited liability company (the `Company''), of any of the AGM Interest of the Company which is pledged as collateral for this Note, then, at the option of Lender exercised by written notice to the Borrower, a portion of the outstanding principal amount of this Note may be accelerated and shall become immediately due and payable. Such accelerated portion of the principal, when added to any accrued and unpaid interest on this Note, may be up to the amount of any proceeds received by Borrower, directly or indirectly, in connection with such redemption to the extent such proceeds are not applied by Lender to reduce principal and interest on the Borrower's Limited Recourse Promissory Note in the initial principal amount of $212,500,000 dated as of the date of this Note in favor of Lender.

     5. Borrower may, at any time and from time to time, prepay some or all of the principal and interest under this Note, without penalty or premium.

     6. All indebtedness, obligations and liabilities evidenced by or arising from this Note or any instrument given or granted for the purpose of securing the payment of the Note other than the Pledge Agreement (such indebtedness, obligations and liabilities being referred to herein as the `Subordinated Debt') shall be subordinate and junior in right of payment and collection to the payment and collection in full of all `Senior Debt,'' as hereinafter defined. The term `Senior Debt'' shall mean all indebtedness, obligations and liabilities of any kind that are now owed or hereafter may be owed by the Borrower for borrowed money or evidenced by notes, guarantees or similar instruments, together with any and all interest and costs of collection in connection therewith, other than the indebtedness, obligations and liabilities evidenced by or arising from this Note. Nothing herein shall be construed as subordinating Lender's security interest granted under the Pledge Agreement to the Senior Debt or to any other creditors of Borrower. Lender agrees to execute all documents reasonably requested by Borrower from time to time to confirm or more specifically evidence such subordination.
     7. If Borrower fails to make any payment within five (5) business days (as defined n section 9 below) after it becomes due and payable, at Lender's option upon written notice to Borrower, Lender may declare this Note in default and the entire unpaid principal of and accrued interest on this Note shall become immediately due and payable without presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. In addition, this Note shall be in default and all amounts owing under this Note shall be automatically accelerated on the occurrence of any of the following events:

          (i) (A) a court enters a decree or order for relief with respect to Borrower, Amcorp or Amalgamated in an involuntary case under the Bankruptcy Code (defined for this purpose as Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time and all rules and regulations promulgated thereunder) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (B) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged: (1) an involuntary case commenced against Borrower, Amcorp or Amalgamated, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (2) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, Amcorp or Amalgamated, or over all or a substantial part of its property, is entered; or (3) an interim receiver, trustee or other custodian is appointed without the consent of Borrower, Amcorp or Amalgamated, for all or a substantial part of the property of Borrower, Amcorp or Amalgamated; or

          (ii) (A) the entry of an order for relief with respect to Borrower, Amcorp or Amalgamated in a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) Borrower, Amcorp or Amalgamated consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law, (C) Borrower, Amcorp or Amalgamated consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (D) Borrower, Amcorp or Amalgamated makes any assignment for the benefit of creditors; or (E) Borrower, Amcorp or Amalgamated adopts a resolution or otherwise authorizes any action to approve any of the actions referred to in this clause (ii); or





     (iii)     the liquidation or dissolution of Borrower.

     8. In the event of any default by the Borrower hereunder, Lender may exercise the remedies provided in the Pledge Agreement. Borrower agrees to pay all costs of collection, legal expenses, and reasonable attorneys' fees incurred by Lender in connection with its collection or enforcement.

          Notwithstanding anything herein to the contrary, if at any time prior to the payment in full of all amounts owed pursuant to this Note, (x) Lender owes Borrower any amounts (including principal, interest and any other amounts) pursuant to the Loan and Security Agreement between Lender and Borrower, dated as of the date of this Note, relating to the loan in the initial principal amount of $180 million by Borrower to Lender, and any refinancings of such loan (collectively the `Term Loan''), and (y) Borrower defaults on this Note; then, with respect to an outstanding amount of this Note (including principal, interest and any other amounts) equal to the maximum amount so outstanding or, if lesser, any amounts outstanding pursuant to the Term Loan (including principal, interest and any other amounts), Lender shall have only those rights reserved herein or in the Pledge Agreement, or in any other instrument given or granted for the purpose of securing the payment of this Note, and Lender shall have full recourse to the property pledged pursuant to the Pledge Agreement or such other instrument for the payment of the indebtedness evidenced by this Note, but Lender shall have no other recourse to any other property or assets of Borrower, Amcorp, Amalgamated or any affiliate of Borrower. To the extent provided in the foregoing sentence, notwithstanding anything to the contrary in this Note, the Pledge Agreement or any other instrument given or granted for the purpose of securing the payment of the Note, Lender shall not seek or be allowed to obtain a personal judgment against the Borrower, Borrower's affiliates, officers, directors or stockholders or Borrower's successors and assigns, on the Note, the Pledge Agreement or any other instrument given or granted for the purpose of securing the payment of the Note, nor shall Lender seek or be allowed to obtain a personal judgment against the Borrower, Borrower's affiliates, officers, directors or stockholders or Borrower's successors and assigns for any deficiency remaining after realization by Lender against any property pledged as security for the payment of the Note.

          Notwithstanding anything herein to the contrary, if at any time prior to the payment in full of all amounts owed pursuant to this Note, (x) any amounts have been paid by Borrower and not reimbursed by Lender pursuant to any guaranty by Borrower in favor of any lenders to Lender (the `Guaranty''), and
(y) Borrower defaults on this Note; then, with respect to an outstanding amount of this Note (including principal, interest and any other amounts) equal to the maximum amount so outstanding or, if lesser, any such unreimbursed amounts, Lender shall have only those rights reserved herein or in the Pledge Agreement, and in any other instrument given or granted for the purpose of securing the payment of the Note, and shall have full recourse to the property pledged pursuant to the Pledge Agreement or such other instrument for the payment of the indebtedness evidenced by this Note, but Lender shall have no other recourse to any other property of Borrower. To the extent provided in the foregoing sentence, notwithstanding anything to the contrary in this Note, the Pledge Agreement or any other instrument given or granted for the purpose of securing the payment of the Note, Lender shall not seek or be allowed to obtain a personal judgment against the Borrower, Borrower's affiliates, officers, directors or stockholders or Borrower's successors and assigns, on the Note, the Pledge Agreement or any other instrument given or granted for the purpose of securing the payment of the Note, nor shall Lender seek or be allowed to obtain a personal judgment against the Borrower, Borrower's affiliates, officers, directors or stockholders or Borrower's successors and assigns for any deficiency remaining after realization by Lender against any property pledged as security for the payment of the Note.

     9. All amounts payable under this Note are payable in lawful money of the United States during normal business hours on a day other than a Saturday or Sunday, on which banks are open for business in Dallas, Texas (`business days').

     10. This Note is governed by the laws of the State of Delaware, without regard to the choice of law rules of that State.

     11. Borrower agrees that the holder of this Note may accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note, all without notice to Borrower and without affecting the liability of Borrower.

     12. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Lender's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Lender of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender.

     13. This Note inures to and binds the heirs, personal representatives, successors and assigns of Borrower and Lender. If Lender so requests, Borrower shall sign and deliver a new note to be issued in exchange for this Note.



BORROWER:

VALHI, INC.,                       Mail Address:
a Delaware corporation             Three Lincoln Center
                                   Suite 1700, 5430 LBJ Freeway
                                   Dallas, Texas 75240
By:
    ---------------------------
Name:Steven L. Watson
Its: Vice President

Acknowledge and Agreed:

SNAKE RIVER SUGAR COMPANY
an Oregon cooperative




By:
    --------------------------
Name:George Grant
Its: Chairman


19598



                        PLEDGE AGREEMENT
                        ----------------


          THIS PLEDGE AGREEMENT is entered into this 3rd day of January, to be effective for tax and accounting purposes as of December 31, 1996, between Snake River Sugar Company, an Oregon cooperative, as secured party (`SR''), and The Amalgamated Sugar Company, a Utah corporation (`AGM''), as debtor.

          The parties agree:

          1.   Pledge.  For value received, AGM grants to SR a security interest
               ------

(`Security Interest'') in the limited liability company interest held by AGM in The Amalgamated Sugar Company LLC, a Delaware limited liability company (the `Collateral''). The Security Interest is created to secure all obligations and indebtedness arising pursuant to the Subordinated Promissory Note dated as of the date of this Agreement by Valhi, Inc., the indirect holder of 100% of AGM's outstanding stock, in favor of SR in the initial principal amount of




$37.5 million (the `Note''). Except as provided below, the Collateral includes all proceeds, rights to receive future distributions, increases, substitutions, accessions, attachments, securities, subscription rights or other property or benefits which AGM receives or is entitled to receive on account of the Collateral. SR shall not have a Security Interest in, and SR's Security Interest shall terminate and be automatically released with respect to (i) any cash distributions on account of the Collateral paid or distributed on the Collateral prior to the date of any foreclosure by SR on the Collateral pursuant to the provisions of this Agreement, and (ii) any Accrual, Deferral or Insurance Deferral (as such terms are defined in the Company Agreement of The Amalgamated Sugar Company LLC as in effect on the date of this Agreement (the `Company Agreement')) arising prior to the date of any foreclosure by SR on the Collateral pursuant to the provisions of this Agreement. The Collateral shall include any limited liability company interest held by AGM to the extent AGM notifies SR that AGM wishes to pledge such interest to SR pursuant to the terms and conditions of this Agreement. Except to the extent provided in the Other Pledge Agreements, all certificates and other instruments which may constitute the Collateral shall be endorsed in blank for transfer or be accompanied by proper instruments of assignment and transfer properly endorsed in blank, and delivered to SR. SR shall hold the Collateral as security for the repayment of the Note and shall not encumber or dispose of the Collateral except in accordance with the provisions of paragraph 8 of this Agreement.

          2.   Voting and Other Rights.  During the term of this Agreement, and
               -----------------------

so long as the maturity date of the Note has not been accelerated as provided in the Note and except as otherwise provided in the Other Pledge Agreements (as defined in paragraph 6 of this Agreement), AGM shall have the right to vote the Collateral on all questions. Following acceleration of the maturity date of the Note pursuant to Section 6 of the Note, AGM's right to vote the Collateral shall terminate (provided that in the case of a partial acceleration of the Note, AGM's right to vote the Collateral shall terminate only with respect to a portion of the Collateral equal to the portion of the Note accelerated).
Nothing in this Agreement is intended to restrict or limit in any way AGM's power to require that all or part of the Collateral be redeemed by the issuer of such Collateral or purchased by SR pursuant to the terms of the Company Agreement. Upon any such redemption or purchase, to the extent such proceeds are not applied to reduce principal and interest on Valhi Inc.'s Limited Recourse Subordinated Promissory Note dated as of the date of this Agreement in favor of SR in the initial principal amount of $212.5 million (or to the extent proceeds remain after all amounts due under such note have been paid in full), then AGM may direct that such proceeds (or remaining proceeds) be applied to reduce the outstanding principal and any interest due on the Note, and SR may exercise its option as provided in the Note to accelerate a portion of the Note and apply such proceeds (or remaining proceeds) to reduce such portion of the Note. To the extent such proceeds (or remaining proceeds) are not so applied, then (i) AGM may retain a portion of such proceeds (or remaining proceeds) equal to the amount of federal and state taxes payable as a result of such redemption and any proceeds so retained shall cease to be Collateral hereunder, and (ii) AGM shall direct that the such proceeds (or remaining proceeds) be placed in an escrow account, pursuant to an escrow agreement with an escrow agent reasonably acceptable to SR, and SR shall continue to have a security interest in such proceeds (or remaining proceeds). AGM may direct the investment of all funds held in such escrow account until all outstanding principal of the Note becomes due, in which case such funds shall be applied as provided in this Agreement.

          3.   Representations.  AGM warrants and represents (i) that there are
               ---------------

no restrictions on the transfer of any of the Collateral, other than as set forth in the Company Agreement and the Other Pledge Agreements (as defined below), and that AGM has the right to transfer the Collateral free of any encumbrances other than pursuant to the Company Agreement and pledges of the Collateral pursuant to the Other Pledge Agreements and (ii) this Agreement constitutes the valid and legally binding obligation of AGM, enforceable in accordance with its terms and conditions, as enforceabililty may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor rights generally and subject to general principles of equity and public policy considerations. AGM shall, at the request of SR, promptly deliver all reasonable further instruments and documents, and take all reasonable further actions, in order to perfect the Security Interest granted herein and to otherwise give effect to the provisions of this Agreement. AGM shall not grant any security interest in the Collateral, other than pursuant to
(i) the Other Pledge Agreements; (ii) liens for taxes, assessments or other governmental charges not yet due and payable; (iii) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; and (iv) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money).

          4.   Adjustments.  In the event that, during the term of this
               -----------

Agreement, any reclassification, readjustment or other change is declared or made in the capital structure of the issuer of the Collateral, all new, substituted and additional interests or securities issued in respect of the Collateral by reason of any such change shall be delivered to SR and held by it under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

          5.   Warrants and Rights .  In the event that, during the term of this
               --------------------

Agreement, subscription warrants or any other rights or options shall be issued in connection with the Collateral, such warrants, rights and options shall be immediately assigned by SR to AGM, and, if exercised by AGM, all new interests or securities so acquired by AGM shall be immediately assigned to SR to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder, except as otherwise provided by the terms of any Other Pledge Agreement.

          6.   Payment of Note.  Upon payment of all principal of and other
               ---------------

amounts due on the Note, the Security Interest shall be canceled and SR shall convey to AGM all certificates, documents and other instruments representing the Collateral, except to the extent the Collateral remains pledged to SR or any other person pursuant to either (i) the Limited Recourse Pledge Agreement between AGM and SR dated as of the date of this Agreement in connection with Valhi, Inc.'s Limited Recourse Promissory Note dated as of the date of this Agreement, or (ii) the Indemnification Pledge Agreement between AGM and The Amalgamated Sugar Company LLC dated as of the date of this Agreement in connection with the Indemnification and Post Closing Agreement dated as of the date of this Agreement among AGM, The Amalgamated Sugar Company LLC and certain other parties (collectively, the `Other Pledge Agreements'').

          7.   Rights of SR.  AGM hereby appoints SR as AGM's attorney-in-fact
               ------------

to do any act which AGM is obligated by this Agreement to do and to do all things deemed necessary by SR to perfect the Security Interest and collect, preserve and enforce the Collateral, all at AGM's cost and without any obligation on SR so to act.

          8.   Default.  If, pursuant to the terms and provisions of the Note,
               -------

the maturity date of the Note has been accelerated pursuant to Section 6 of the Note, then, prior to exercising any remedy under the Note (other than acceleration) or making any attempt to collect on any amounts due under the Note, SR shall first proceed to exercise any and all rights and remedies in connection with the Collateral provided by the Uniform Commercial Code in force in the State of Delaware (the `Code''), as well as other rights and remedies in connection with the Collateral possessed by SR under this Agreement. For purposes of the notice requirements of the Code, SR and AGM agree that notice given at least five business days prior to the taking of any action with respect to which notice is required is reasonable. If the amount received by SR upon foreclosure on the Collateral is less than the amount of principal and interest owing on the Note, then SR may exercise any and all other rights and remedies possessed by SR at law or equity to enforce payment of the Note or any part thereof. Except as otherwise provided, all rights and remedies of SR hereunder are cumulative and may be exercised singly or concurrently, and the exercise of any right or remedy shall not be a waiver of any other.

          9.   Miscellaneous.
               -------------


               A.   Parties Bound.  This Agreement shall be binding upon and
                    -------------

inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, receivers, trustees and assigns where permitted by this Agreement.

               B.   Delaware Law to Apply.  This Agreement shall be construed in
                    ---------------------

accordance with the Code and other applicable laws of the State of Delaware.

               C.   Modification.  This Agreement shall not be amended in any
                    ------------

way except by a written agreement signed by the parties hereto.

               D.   Severability.  The unenforceability of any provision of this
                    ------------

Agreement shall not affect the enforceability or validity of any other provision hereof.





               E.   Notice.  Any notice required to be given under this
                    ------

Agreement or under the Code shall be deemed delivered when deposited with the United States Postal Service, postage prepaid, certified with return receipt requested and addressed as follows:

                    If to SR:
                    525 Good Avenue
                    Nyssa, Oregon 97913

                    If to AGM:
                    The Amalgamated Sugar Company
                    Three Lincoln Centre
                    Suite 1700
                    5430 LBJ Freeway
                    Dallas, Texas 75240

Any party hereto may change the address to which notices to such party are required to be sent by giving notice of such change in the manner provided in this Section 9E. All notices will be deemed to have been received on the date of delivery or on the third business day after mailing in accordance with this
Section 9E, except that any notice of a change of address will be effective only upon actual receipt.




               F.   Waiver of AGM.  AGM hereby waives presentment, demand,
                    -------------

notice of dishonor, protest, notice of protest and all other notices with respect to collection of the Collateral and Note.



          IN WITNESS WHEREOF, the parties have executed this Agreement.

                                   THE AMALGAMATED SUGAR COMPANY



                                   By:
                                      -------------------------------
                                   Name:     Allan M. Lipman, Jr.
                                   Title:    President


                                   SNAKE RIVER SUGAR COMPANY



                                   By:
                                      -------------------------------
                                   Name:     George Grant
                                   Title:    Chairman